UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control and Severance Agreement and Amended Employment Contract with Davide Bianchi

In June 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Orthofix International N.V. (the “Company”) approved a new form of Change in Control and Severance Agreement for the Company’s US-based executive officers.   The Change in Control and Severance Agreement replaced the Company’s prior form of employment agreement for US-based executive officers, as the Compensation Committee has resolved to discontinue the practice of entering into employment agreements with US-based executives.  Among other things, such new agreement eliminates “single-trigger” change-in-control vesting for time-based equity grants made to executive officers on or after July 1, 2016, and replaces it with double-trigger vesting provisions during the 24-month period following a change in control.

On September 7, 2016, following approval by the Compensation Committee, the Company and Mr. Bianchi entered into (i) a Change in Control and Severance Agreement (the “Change in Control and Severance Agreement”) and (ii) an amended employment contract with Mr. Bianchi (the “Amended Employment Contract,” and collectively with the Change in Control and Severance Agreement, the “Revised Agreements”).

Under the Revised Agreements, Mr. Bianchi’s employment relationship with the Company remains governed by Swiss law.  The Committee approved the Revised Agreements with the intent of aligning the material terms of Mr. Bianchi’s employment relationship with the Company to that of US-based senior executives, while recognizing unique considerations and necessities of Swiss law, which include that certain employment-related terms be contractually memorialized in writing.  As a result, while the Change in Control and Severance Agreement generally conforms to the terms provided US-based executives, the Company has also entered into the Amended Employment Contract to address certain matters necessitated by Swiss law considerations.

Change in Control and Severance Agreement

The Change in Control and Severance Agreement is materially consistent with the agreement the Company has entered into with its US-based executives.  Under the Change in Control and Severance Agreement, Mr. Bianchi will be eligible to receive the following severance payments and benefits upon termination of the his employment (i) for death or disability, (ii) by the Company without “cause” (as defined in the agreement) or (iii) by Mr. Bianchi for “good reason” (as defined in the agreement):

•	Any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination.
•

The pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days he is actually employed by the Company during the year in which termination of employment occurs) based on the achievement of the Company’s performance goals for such year.

•

An amount equivalent to 1.0 times the sum of: (i) Mr. Bianchi’s annual base salary plus (ii) his current year’s target bonus; provided that during the 24-month period following any change in control, the foregoing amount increases to 1.5 times such sum.

•

If continuation coverage is available under the terms of applicable plans and Mr. Bianchi selects such continuation coverage in a timely manner, for the lesser of 12 months after termination or until he secures coverage from new employment, Mr. Bianchi shall receive a monthly cash payment equal to the cost of continuation coverage under the Company’s medical and dental benefit plans in which he was participating at the time of his termination of employment at the level at which he was participating at the time of his termination of coverage (e.g. single or family coverage), less the amount of the employee contribution for such coverage.

•	$12,500 for use towards outplacement services.

The right to receive cash payments following a change in control remains subject to a “double trigger” provision, such that payments by the Company are only owed if the executive separates from employment in specific circumstances in connection with or following a change in control.

The agreement contains provisions that define certain vesting and exercise rights in connection with time-based stock options and time-based restricted stock granted (such as by defining the terms “cause,” “good reason” and “qualified retirement” for purposes of all prior and subsequent time-based equity grants).  The term of the agreement continues in effect until the earlier of (i) the parties’ satisfaction of their respective obligations (ii) the execution of a written agreement between the Company and Mr. Bianchi terminating the agreement, or (iii) the end of the month in which Mr. Bianchi reaches the legal retirement age (currently age 65) under the laws of Switzerland.

Amended Employment Contract

The Amended Employment Contract memorializes Mr. Bianchi’s current cash compensation levels, and provides that such levels may be adjusted in the future as determined by the Compensation Committee.  The agreement contains non-competition and non-solicitation covenants effective so long as Mr. Bianchi is an employee and, in the case of the non-solicitation provisions, for a period of twelve months after employment is terminated. The agreement also contains confidentiality and assignment of inventions provisions that last indefinitely. The parties also remain party to a non-competition agreement governing post-termination periods.

The term of the Amended Employment Contract will continue until the earlier of (1) termination by either party in accordance with the terms of the agreement or (2) automatically (a) at the end of the month in which the Mr. Bianchi reaches the age of 65 or (b) at the end of the day on which Mr. Bianchi receives an early retirement pension or a full pension for disability. Mr. Bianchi’s primary business office shall be his home residence in Switzerland, provided, however, that he shall also from time-to-time perform services from the Company’s offices in Lewisville, Texas and Verona, Italy, and from such other locations as are agreed by the Company and him.

Text of Revised Agreements and Incorporation by Reference

The foregoing summaries are qualified in their entirety by reference to the texts of the Change in Control and Severance Agreement and the Amended Employment Contract, which are attached and filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits
10.1	Change in Control and Severance Agreement, dated September 7, 2016, between Orthofix International N.V. and Davide Bianchi
10.2	Amended Employment Contract, dated September 7, 2016, between Orthofix International N.V. and Davide Bianchi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Doug Rice
Doug Rice Chief Financial Officer

Date: September 9, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control and Severance Agreement, dated September 7, 2016, between Orthofix International N.V. and Davide Bianchi
10.2	Amended Employment Contract, dated September 7, 2016, between Orthofix International N.V. and Davide Bianchi